UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 27, 2009, pursuant to Article Nine of the Amended and Restated Articles of Incorporation (the “Articles”) of SulphCo, Inc. (the “Company”) and Section 8.1 of the Company’s Amended and Restated Bylaws (the “Bylaws”), the Board of Directors of the Company (the “Board”) amended the Bylaws (the “Amendments”) so as to eliminate the classified terms for the Board members. In order to effectuate this change and to respect the decision of the stockholders in electing the directors to their various respective terms at the 2008 annual meeting of stockholders, Class I directors standing for election at the 2009 annual meeting of stockholders will be elected for only a term of one year.  The term of the Class II directors will terminate at the 2010 annual meeting of stockholders, at which time they or their duly appointed successors will stand for election for only a term of one year.  Similarly, the term of the Class III directors will terminate at the 2011 annual meeting of stockholders, at which time they or their duly appointed successors will stand for election for only a term of one year.

The Amendments also clarified that a director elected by the Board to fill a vacancy shall serve until the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified.

The Amendments are attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Amendment to Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Dated as of: March 30, 2009	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer
Title: Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary